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                                 CERTIFICATE OF TRUST

                                          OF

                                THE DFA TRUST COMPANY

                              a Delaware Business Trust



          This Certificate of Trust of THE DFA TRUST COMPANY (the "Trust"), dated as of this 11th day of September, 1992, is being duly executed and filed in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, Sections 3801-3819.

          1.   NAME.   The name of the business trust formed hereby is "THE DFA
TRUST COMPANY."

          2.   REGISTERED OFFICE AND REGISTERED AGENT.   The Trust will become,
prior to the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

               (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

               (b)  REGISTERED AGENT.   The registered agent for service of
          process on the Trust in Delaware is The Corporation Trust Company.

          3.   LIMITATION ON LIABILITY.   Pursuant to section 3804 of the Act,
in the event that the Trust's governing instrument, as defined in section 3801(f) of the Act, creates one or more series as provided in section 3806(b)(2) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

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          IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the 11th day of September, 1992.



/s/ David G. Booth                      /s/ Rex A. Sinquefield
------------------------------          ------------------------------
David G. Booth                          Rex A. Sinquefield
1299 Ocean Avenue, 11th Floor           1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401                 Santa Monica, CA  90401


/s/ George M. Constantinides            /s/ John P. Gould
------------------------------          ------------------------------
George M. Constantinides                John P. Gould
1101 East 58th Street                   1101 East 58th Street
Chicago, IL  60637                      Chicago, IL  60637


/s/ Roger G. Ibbotson                   /s/ Merton H. Miller
------------------------------          ------------------------------
Roger G. Ibbotson                       Merton H. Miller
135 Prospect Street                     1101 East 58th Street
New Haven, CT  06250                    Chicago, IL  60637


/s/ Myron S. Scholes
------------------------------
Myron S. Scholes
7 World Trade Center
42nd Floor
New York, NY  10048


THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS

                            1299 Ocean Avenue, 11th Floor
                               Santa Monica, CA  90401